                                                                    Exhibit 3.39

             ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                            OF NORTHSTORE CORPORATION


        Pursuant to the provisions of the ALASKA CORPORATIONS CODE, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

        FIRST:  The name of the corporation is Northstore Corporation.

        SECOND: The following amendment to the Articles of Incorporation was adopted by the corporation in the manner prescribed by the Alaska Corporations
Code:

        RESOLVED, that Article One of the Articles of Incorporation of Northstore Corporation is hereby amended as follows:


                                   ARTICLE ONE

                        Name:   The name of the Corporation shall be:

                                TESORO NORTHSTORE COMPANY

        THIRD: The Amendment to the Articles of Incorporation was approved by the Board of Directors on the 10th day of September, 1991 and by the shareholders on the 10th day of September, 1991.

        FOURTH: The number of shares of the corporation outstanding at the time of the adoption of the amendment was 800, and the number of shares entitled to vote thereon was 800. The designation and number of outstanding shares of each class entitled to vote thereon as a class is as follows: none.

        FIFTH: The number of shares that voted for such amendment was 800 and the number of shares that voted against such amendment was 0. The number of shares for such amendment was at least two-thirds of the shares entitled to vote. The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was none.

        SIXTH: The manner in which an exchange, reclassification or cancellation of issued shares is to be carried out if the amendment provides for an exchange, reclassification or cancellation of issued shares and is not set out in the amendment is as follows: "No change."

        DATED this 16th day of September, 1991.



                                                  NORTHSTORE CORPORATION



                                                  By: /s/ E. William Cromey
                                                     ---------------------------
                                                       E. William Cromey
                                                       Senior Vice President



                                                  By: /s/ Larry B. Douglas
                                                     ---------------------------
                                                       Larry B. Douglas
                                                       Assistant Secretary

                                  VERIFICATION

STATE OF ALASKA                     )
                                    ) ss.
THIRD JUDICIAL DISTRICT             )

        E. William Cromey, being first duly sworn, deposes and states that he is the Senior Vice President of Northstore Corporation; that he has read the foregoing Articles of Amendment to the Articles of Incorporation; that he verifies by this instrument that the information contained therein is complete, true and correct; and that he executed the foregoing document on behalf of said corporation as its free and voluntary act and deed, for the uses and purposes therein mentioned.
                                             /s/ E. William Cromey
                                    --------------------------------------------
                                                 E. William Cromey

        SUBSCRIBED and SWORN to before me this 16th day of September 1991.

                                    /s/ Shirley White
                                    --------------------------------------------
                                    Notary Public in and for Alaska
                                    My Commission expires:  7/3/94

PLEASE COMPLETE EACH ITEM (TYPED OR PRINTED).

     STATEMENT OF CHANGE OF REGISTERED OFFICE OR REGISTERED AGENT, OR BOTH

Pursuant to the provisions of Alaska Statute Title 10, the undersigned Corporation, organized under the laws of the State of Alaska, submits the following statement for the purpose of changing the registered office or its registered agent, or both, in the State of Alaska.

1. Name of Corporation                      NORTHSTORE CORPORATION
                       --------------------------------------------------------

2. Address of its old registered office     4450 Cordova #200
                                        ---------------------------------------
                                            Anchorage, Alaska 99503
   ----------------------------------------------------------------------------

3. ADDRESS TO WHICH REGISTERED
   OFFICE IS TO BE CHANGED                  c/o C T CORPORATION SYSTEM
                                -----------------------------------------------
       Suite 800, 240 Main Street, Juneau, Alaska 99801
   ----------------------------------------------------------------------------

4. Name of new registered agent             Peter Miller                [STAMP]
                                 ----------------------------------------------

5. Name of new registered agent             C T CORPORATION SYSTEM
                                 ----------------------------------------------

The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.

Such change was authorized by resolution duly adopted by the board of directors of this corporation.

Dated  May 7, 1991

RETURN FORM AND $15.00 FILING FEE TO:      /s/ James R. Hyslop
                                           ------------------------------------
                                                     Vice President
  Corporations Section
  P.O. Box D                                     Subscribed and sworn to or
  Juneau, Alaska 99811     5-16-91                 affirmed before me on
  Telephone (907) 465-2530 $15.00                   7th day of May, 1991

     [STAMP]                               /s/ Michelle D. Smith
                                           ------------------------------------
                                           Notary Public in and for the State
                                           of Texas

                                           My commission expires:     3/6/93


08-184 (Rev. 3/89)
(ALASKA - 2405 - 7/2/89)

                 AMENDMENT TO THE ARTICLES OF INCORPORATION OF

                            MEDICAL DATA BANC, INC.

        We, the undersigned duly appointed officers of Medical Data Banc, Inc., in compliance with and pursuant to the authority granted in Alaska Business Corporation Act Section 10.05.285, adopt the following amendments to the Articles of Incorporation.

        FIRST: The name of the corporation is Medical Data Banc, Inc.

        SECOND: The amendments to be adopted are as follows and in each case the following Article replaces in its entirety the Article of the same number now existing of record in the Articles of Incorporation of Medical Data Banc. The amendments are as follows:

                                    Article I

        Article I shall be restated to read as follows:

        "Name: The name of the corporation shall be: Northstore Corporation."

                                   Article III

        Article Ill shall be restated as follows:

        "Purposes and Powers: The purposes for which the corporation is organized is any lawful purpose and the Standard Industrial Code which most closely describes the initial activities of the corporation is 5410. In addition to the foregoing and without limiting the powers in anyway, the corporation shall have the power, to such extent as a corporation organized under the Alaska Business Corporations Act may now or hereafter lawfully have, to do, either as principal or agent and either alone or in connection with other corporations, firms or individuals, all and everything necessary, suitable, convenient or proper for, or in connection with, or incident to, the accomplishment of any purposes for the attainment of any one or more of the objects herein enumerated, designed directly or indirectly to promote the interests of the corporation or to enhance the value of its properties; and in general to do any and all things and exercise any and all powers, rights and privileges which a corporation may now or hereafter be organized to do or to exercise under the Alaska Business Corporations Act or under any Act amendatory thereof, supplemental thereto or substituted therefor."

                                   Article IV

        Article IV shall be restated to read as follows:

        "Capitalization: The aggregate number of shares of the corporation shall have authority to issue shall be one thousand shares of common stock, all of which will be without par value."

                                    Article V

        Article V shall be restated to read as follows:

        "Pre-emptive Rights: No shareholder of this corporation shall have the pre-emptive right to acquire additional or treasury shares of the corporation that may from time-to-time be issued whether or not presently authorized."

                                   Article VI

        Article VI shall be restated to read as follows:

        "Limitation on Transfer of Stock: No shareholder shall encumber, sell, transfer or otherwise dispose of any of the shares of this corporation which may now or hereafter may be held or owned by him until he shall have first acquired the written consent of The Southland Corporation. Before issuance of any stock there shall be inscribed thereon notice of this restriction. This restriction shall not be deleted or amended without the prior written consent of The Southland Corporation."

                                   Article VII

        Article VII shall be restated to read as follows:

        "Registered Office and Registered Agent: The address of the corporation's registered office shall be 3600 West 40th, #B, Anchorage, Alaska 99503 and the name of the corporation's registered agent at such address shall be Bruce Chambers."

        THIRD: The foregoing amendments to the Articles of Incorporation were adopted by the Shareholders at a special meeting held the 20th day of March, 1984.

        FOURTH: The number of shares outstanding and entitled to vote in the matter of this Amendment to the Articles of Incorporation are 500 shares issued and outstanding all of one class, common stock with no par value.

        FIFTH: The number of shares voting for or against the Amendment to the Articles of Incorporation by class are as follows:

                                    Shares Voting                Shares Voting
    Name of Class                      for Plan                  Against Plan
    -------------                      --------                  ------------
Common Stock (no par value)            500                                 0

        SIXTH: These Amendments to the Articles of Incorporation in no way change the amount of stated capital of the corporation but rather only change the number of shares available for issue.

        IN WITNESS WHEREOF, the undersigned has executed the foregoing Amendments to the Articles of Incorporation of Medical Data Banc, Inc. now to be known as Northstore Corporation on this the 20th day of March, 1984.

                                    /s/ Bruce A. Chambers
                                    --------------------------------------------
                                            Bruce A. Chambers, President

                                    /s/ John R. Morrison
                                    --------------------------------------------
                                            John R. Morrison, Secretary



                                      VERIFICATION

STATE OF ALASKA                       )
                                      ) ss.
THIRD JUDICIAL DISTRICT               )

        BRUCE A. CHAMBERS, first being duly sworn upon oath, deposes and says, that he has read the foregoing Amendment to the Articles of Incorporation of Medical Data Banc, Inc. to be known as Northstore Corporation, knows the contents thereof, and believes the same to be true and correct to the best of his knowledge and belief.

                                    /s/ Bruce A. Chambers
                                    --------------------------------------------
                                            Bruce A. Chambers, President


        SUBSCRIBED AND SWORN to before me this 20th day of March, 1984.

                                    /s/ Kenneth P. Egge
                                    --------------------------------------------
                                            Notary Public in and for Alaska
                                            My commission expires: 1/22/86

                              ARTICLES OF MERGER OF

                             NORTHSTORE CORPORATION
                             (An Alaska Corporation)

                                      INTO

                             MEDICAL DATA BANC, INC.
                             (An Alaska Corporation)

        Pursuant to the provisions of Title X, Chapter 5, Article 4 of the Alaska Statutes, the undersigned corporations adopt the following Articles of Merger for the purpose of merging Northstore Corporation (an Alaska corporation) into Medical Data Banc, Inc. (an Alaska corporation) with Medical Data Banc, Inc. being the surviving corporation.

        FIRST: The following Plan of Merger was approved by the Shareholders of each of the undersigned corporations in the manner prescribed by Section
10.05.390 of the Alaska Business Corporations Act:

                                    ARTICLE I

                     Name and Continued Corporate Existence
                            of Surviving Corporation

        Medical Data Banc, Inc., the constituent corporation whose corporate existence is to survive this merger and continue thereafter as the surviving corporation, and its identity, existence, purposes, powers, objects, franchises, rights and immunities shall continue unaffected and unimpaired by the merger. The corporate identity, existence, purposes and powers, objects, franchises, rights and immunities of Northstore Corporation shall be wholly merged into Medical Data Banc, Inc. Accordingly, on the merger date, the separate existence of Northstore Corporation, except insofar as continued by statute, shall cease.

                                   ARTICLE II

                          Certificate of Incorporation

        From and after the merger date, the Certificate of Incorporation of Medical Data Banc, Inc., (which Certificate of Incorporation of Medical Data Banc, Inc., filed in the office of the Commissioner, Department of Commerce & Economic Development, State of Alaska, on the 29th day of June, 1981) shall be the Certificate of Incorporation of the surviving corporation. In addition to the powers conferred upon it by law, the surviving corporation shall have the powers set forth in the Articles of Incorporation and be governed by the Provisions thereof.

                                   ARTICLE III

                      By-laws of the Surviving Corporation

        From and after the merger date, the present By-laws of Medical Data Banc, Inc., as amended, shall be and become the Bylaws of the surviving corporation until the same shall be altered, amended or repealed, or until new By--laws shall be adopted, in accordance to the Provisions of law, the By-laws and the Certificate of Incorporation of the surviving corporation.

                                   ARTICLE IV

                             Directors and Officers

        1. The directors of the surviving corporation, who shall hold office until their successors shall have been duly elected and shall have qualified, are as otherwise provided in the

Certificate of Incorporation of the surviving corporation or by its By-laws, shall be the directors of Medical Data Banc, Inc. until changed by action of the board of directors of the surviving corporation pursuant to its By-laws; and the names of the first directors of the surviving corporation are:


               Name                                         Address
               ----                                         -------
         Bruce A. Chambers                              1435 "L" Street
                                                        Anchorage, Alaska

         John E. Niemneyer                              6342 S.W. Macadam
                                                        Portland, Oregon

         John R. Morrison                               1435 "L" Street
                                                        Anchorage, Alaska


        2. The first annual meeting of the shareholders of the surviving corporation after the merger date shall be the annual meeting provided by the By-laws of the surviving corporation in effect immediately following merger for the year 1984.

        3. The officers of the surviving corporation, who shall hold office until their successors shall have been elected or appointed and shall have Qualified? are as otherwise provided in its By-laws, are the officers of Northstore Corporation immediately prior to the merger date.

        4. If, on or after the merger date, a vacancy shall for any reason exist in the board of directors of the surviving corporation, or in any of the offices, such vacancies shall thereafter be filled in the manner provided in the Certificate of Incorporation of the surviving corporation or in its By-laws.

                                    ARTICLE V

                   Capital Stock of the Surviving Corporation

        The capitalization of the surviving corporation upon the merger date shall be as set forth in the Certificate of Incorporation of the surviving corporation.

                                   ARTICLE VI

                       Conversion of Securities on Merger

        The manner and basis of converting the shares of stock of each of the constituent corporations into shares of stock of the surviving corporation are as follows:

        1. Each issued share of common stock, of no par value, of Medical Data Banc, Inc., including shares held in treasury, if any, shall, on the merger date continue to be issued shares of common stock of the surviving corporation. Each of the shares of common stock, with no par value, of Northstore Corporation outstanding on the merger date (hereinafter sometimes called "Northstore stock"), and all rights and respect thereof shall upon the merger date be converted into approximately 0.86 share(s) of common stock, no par value, of the surviving corporation.

        2. At any time and from time-to-time after the merger date, each holder of an outstanding certificate or certificates theretofore representing shares of Northstore Corporation stock shall be entitled, upon the surrender of such certificate or certificates at the office of the transfer agent of the surviving corporation to receive in exchange therefor a certificate or certificates representing the number of shares of no par value surviving corporation common stock pursuant to Paragraph 1 above. No dividend shall be paid by the surviving corporation to the holders of outstanding certificates expressed to represent shares of Northstore Corporation stock, upon surrender and exchange thereof as herein provided there shall be paid to the record holder of a certificate or certificates of no par value surviving corporation stock an amount with respect to each such share equal to all dividends which shall have been paid or become payable to holders of record between the merger date and the date of such exchange.

                                   ARTICLE VII

                             Assets and Liabilities

        On the merger date, all property, real, personal and mixed, and all debts due to either of the constituent corporations on whatever account, as well for stock subscriptions as all other choses in action, and all and every other interest of or belonging to either of constituent corporations shall be taken by and deemed to be transferred to and vested in the surviving corporation without further act or deed; and all property and every other interest shall be thereafter as effectually the property of the surviving corporation as it was of the respective constituent corporations, and the title to any real estate or any interest therein, whether vested by deed or otherwise, in either of the constituent corporations shall not revert or be in any way impaired by reason of the merger; provided, however, that all rights of creditors and all liens upon the property of either of the constituent corporations shall be preserved unimpaired, and all debts, liabilities, obligations and duties of the respective constituent corporations shall thenceforth attach to the surviving corporation, and may be enforced against it to the same extent as if said debts, liabilities, obligations and duties had been incurred or contracted by it. Any action or proceeding pending by or against either of the constituent corporations may be prosecuted to judgment as if the merger had not taken place, or the surviving corporation may be submitted in place of either of the constituent corporations. The parties hereby respectively agree that from time to time, when requested by the surviving corporation or by its successors or assigns, they will execute and deliver or cause to be executed and delivered all such deeds and instruments, and will take or cause to be taken all such further or other action, as the surviving corporation may deem necessary or desirable in order to vest in and confirm to the surviving corporation or its successors or assigns title to and possession of all the aforesaid property and rights and otherwise carry out the intent and purposes of this agreement.

                                  ARTICLE VIII

                 Conduct of Business by Constituent Corporation

        Prior to the merger date Northstore Corporation shall conduct its business in its usual and ordinary manner.

                                   ARTICLE IX

                                 Resident Agent

        The respective names of the city and location therein where the principal office of the surviving corporation is to be located in the State of Alaska, street number of its principal office, the name of the registered agent will, as of the merger date, be set forth in the Articles of Incorporation of the surviving corporation.

                                   ARTICLE X

                  Right to Amend Certificate of Incorporation

        The surviving corporation hereby reserves the right to amend, alter, change or repeal its certificate of incorporation in a manner now or hereafter prescribed by statute or otherwise authorized by law; and all rights and powers conferred in the certificate of incorporation on the shareholders, directors or officers of the surviving corporation, or any other person whomsoever, are subject to this reserved power.

        SECOND: The number of shares outstanding and entitled to vote in the matter of this merger of corporations is as follows:


                                                   Number of Shares Entitled
Name of Corporation                                        to Vote
-------------------                                -------------------------
Medical Data Banc, Inc.                                        70

Northstore Corporation                                        500


Each corporation has but one class of stock, that being common stock bearing no par value.

        THIRD: The number of shares voting for or against the Plan of Merger by each class are as follows:



                                    Those Voting                Those Voting
Name of Corporation                   for Plan                  Against Plan
-------------------                 ------------                ------------
Medical Data Banc, Inc.                  70                          0

Northstore Corporation                  500                          0

Each Corporation has but one class of stock, that being common stock bearing no par value. Effective date of this merger shall be the date accepted and filed with the State of Alaska.

                                      MEDICAL DATA BANC, INC.



Dated:  3/19/84                       By:  /s/ BRUCE A. CHAMBERS
      ----------------------------       ----------------------------------
                                              Bruce A. Chambers
                                              President



Dated:  March 19, 1984                By:  /s/ ILLEGIBLE
      ----------------------------       ----------------------------------
                                              ILLEGIBLE
                                              Secretary



                                      NORTHSHORE CORPORATION



Dated:  3/19/84                       By:  /s/ BRUCE A. CHAMBERS
      ----------------------------       ----------------------------------
                                               Bruce A. Chambers
                                               President



Dated:  March 19, 1984                By:  /s/ ILLEGIBLE
      ----------------------------       ----------------------------------
                                               ILLEGIBLE
                                               Secretary



                                  VERIFICATION
                                  ------------

STATE OF ALASKA           )
                          ) ss.
THIRD JUDICIAL DISTRICT   )

         BRUCE A. CHAMBERS, first being duly sworn upon oath, deposes and says, that he is President of Northshore Corporation and Medical Data Banc, Inc., that he has read the foregoing Articles of Merger of Northshore Corporation into Medical Data Banc, Inc., knows the contents thereof, and believes the same to be true and correct to the best of his knowledge and belief.


                                      /s/ BRUCE A. CHAMBERS
                                      --------------------------------------
                                          Bruce A. Chambers


         SUBSCRIBED AND SWORN to before me this  19th  day of  March, 1984.
                                                ------        -------



                                      /s/ ILLEGIBLE
                                      --------------------------------------
                                      Notary Public in and for Alaska
                                      My Commission Expires:   1-22-86
                                                             ---------------

                            ARTICLES OF INCORPORATION

                                       of



                             MEDICAL DATA BANC, INC.

        I, the undersigned, a natural person of the age of nineteen (19) years or more, acting as incorporator under the Alaska Business Corporation Act, adopts the following Articles of Incorporation for such corporation.



                                   ARTICLE ONE

        NAME:     The name of the corporation shall be:


                             MEDICAL DATA BANC, INC.

                                   ARTICLE TWO

        DURATION: This corporation shall commence at the time that a certificate of incorporation shall be issued and shall continue thereafter without limit.


                                  ARTICLE THREE

        PURPOSES AND POWERS: The purposes for which the corporation is organized are to sell and promote services and products relating to medical data.

        This corporation shall have the power, to such extent as a corporation organized under the Alaska Business Corporation Act may now or hereafter lawfully do, to do, either as principal or agent and either alone or in connection with other corporations, firms, or individuals, all and everything necessary, suitable, convenient, or proper for, or in connection with, or incident to, the accomplishment of any of the purposes for the attainment, of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interests of this corporation or to enhance the value of its properties; and in general to do any and all things and exercise any and all powers, rights, and privileges which a corporation may now or hereafter be organized to do or to exercise under the Alaska Business Corporation Act or under any Act amendatory thereof, supplemental thereto, or substituted therefor.

                                  ARTICLE FOUR

        CAPITALIZATION: The aggregate number of shares that the corporation shall have authority to issue shall be Five Hundred (500) shares, all of such shares being without par value.

                                  ARTICLE FIVE

        PRE-EMPTIVE RIGHTS: After each of the original stockholders shall have reached parity concerning the number of shares they shall hold, each stockholder of this corporation shall have the right to purchase shares of this corporation that may from time to time be issued whether or not presently authorized, including shares from the treasury of this corporation, in the ratio that the number of shares the stockholder holds at the time of issue bears to the total number of shares outstanding, exclusive of treasury shares. This right shall have been deemed waived by any stockholder who does not exercise it and pay for the shares pre-emptive within thirty (30) days of receipt of a notice in writing from the corporation stating the prices, terms and conditions of the issue of shares and inviting him to exercise his preemptive rights.

        Until each of the stockholders shall have reached parity, stockholders of this corporation shall have no pre-emptive or preferential right of subscription to any shares of this corporation, whether now or hereafter authorized. The acceptance of shares in this corporation shall be a waiver of any such pre-emptive or preferential right which, in the absence of this provision, might otherwise be asserted by stockholders of this corporation, or any of them.

                                   ARTICLE SIX

        LIMITATION ON TRANSFER OF STOCK: In case any stockholder of this corporation should desire to sell, transfer, pledge, encumber, or in any manner dispose of his shares of stock during his lifetime, he must offer for sale to the corporation, in writing, the said share or shares of the corporation at the same price and on the same terms as would govern upon a transfer to a person not a stockholder.

The corporation shall have ninety (90) days from the receipt of said offer within which to exercise its option to purchase said stock. Said notice shall be given by the stockholders to the company by a letter sent by United States registered mail, addressed to the company at its registered office. The purchase of such stock may be made by the company only out of earned surplus, but such purchase may be made by action of the Board of Directors and without any action of the stockholders of the corporation.

                (A) In the event that the corporation should fail, refuse or be unable to exercise, within ninety (90) days after receipt of the aforesaid offer, its option to purchase all or a part of such stock, the remaining stockholders of the corporation shall have the option to purchase said stock or the portion thereof not purchased by the corporation, said option to be exercised within sixty (60) days after there has been mailed to each stockholder of the corporation a notice in writing giving the number of shares being offered for sale and the price at which said shares are being offered. This notice shall be sent by United States mail, addressed to each stockholder as shown by the corporation's records, and shall be sent within five (5) days after the expiration of the period granted the corporation within which to exercise its prior option. Stockholders of the corporation, so desiring to purchase said stock, shall send to the corporation, within the period aforesaid, written subscriptions for the number of shares desired by them.

                (B) If no part of the shares offered for sale, or if less than the total number of shares so offered for sale, is purchased by the corporation or stockholders, or both, then the stock not so purchased shall be returned to the stockholders who offered the same for sale, and the said stockholders shall thereafter have the right to sell said stock to whomsoever will purchase same, provided, however, that the sale of such stock shall not be made at any lower price than that which was offered to the corporation originally, as aforesaid, and provided further that the sale of such stock shall not be made later than one hundred eighty (180) days after the date upon which said stock was offered to the corporation originally as aforesaid.

                If more than the total number of shares so offered for sale and available for purchase by the stockholders of the corporation is desired by the stockholders of the corporation, then the stockholders, so desiring to purchase same, shall be entitled to purchase said stock in the proportions in which the common stockholding of each stockholder purchasing the same bears to each other, In the event that the proportion to which any stockholder should be entitled, determined in this manner, should be more than the number of shares desired to be purchased by said stockholder, then the overplus shall be distributed to the remaining stockholders, so desiring to purchase, in the proportion in which the common stockholdings of such remaining stockholders bear to each other. No fractional shares shall be issued in connection with any offerings under this Article but only whole shares will be issued to the stockholders. At the option of the corporation, (l) the sum total of the fractional shares may be purchased by the corporation at the price at which the stock was offered originally, provided that such purchase shall be made only out of earned surplus, or (2) the sum total of the fractional shares may be returned to the stockholder who offered the same for sale and the said stockholder shall have the right to sell said stock to whomsoever will purchase the same provided, however, the sale of such stock shall not be made at any lower price than that which it was offered to the corporation originally, and provided further that the sale of such stock shall not be made later than one hundred eighty (180) days after the date upon which the said stock was offered to the corporation originally, as aforesaid.

                (C) All stock so purchased by the corporation under and pursuant to the provisions of this Article shall be cancelled by the corporation forthwith.

                (D)     No transfer of stock shall be binding
upon the corporation unless made and recorded upon its stock books.

                (E) A reference to this Article shall be printed on each certificate of common stock issued by the corporation and the provisions of this Article shall be binding upon every person now or hereafter becoming a stockholder of this corporation, all of whom shall take such common stock subject to the provisions hereof; and all pledges, hypothecations, or other encumbrances of said stock, or dealing with regard thereto, shall likewise be subject to the provisions hereof.

                (F) Nothing contained herein shall prevent the stockholders of this corporation from entering into an agreement for the sale and purchase of stock as long as the terms of said agreement are not inconsistent herewith. In this regard, any agreement which establishes the price at which a stockholder must offer the stock to the corporation under this Article, or which provides that said stock shall be offered at an established price to the corporation upon termination of a stockholder's employment, or upon a stockholder's death, shall not be deemed to be inconsistent herewith.

                                 ARTICLE SEVEN

        REGISTERED OFFICE AND REGISTERED AGENT: The address of the corporation's initial registered office shall be 711 "H" Street, Suite 600, Anchorage, Alaska 99501 and the name of the corporation's initial registered agent at such address shall be LANCE E. GIDCUMB.


                                  ARTICLE EIGHT

        INITIAL DIRECTORS: The management of this corporation shall be vested in a Board of Directors. The number of directors shall be fixed from time to time by the By-laws of the corporation. At such time as the corporation has less than three (3) shareholders, it may have the same number of directors as it has shareholders. Directors shall be elected at the annual meeting of the shareholders. Until such time as the first meeting of the Board of Directors has been held and the By-laws of the corporation shall have been adopted, the directors of the corporation shall be three (3) in number, and shall be:

                                 Patsy L. Tampke
                                 3303 West 64th Avenue
                                 Anchorage, Alaska 99502

                                 Fred A. Tampke
                                 3303 West 64th Avenue
                                 Anchorage, Alaska 99502

                                 Debra G. Clay
                                 2707 West 29th Avenue
                                 Anchorage, Alaska 99503

                                  ARTICLE NINE

        INCORPORATORS:The name and address of the incorporator of this corporation is as follows:

        Patsy L. Tampke                      3303 W. 64th Avenue
                                             Anchorage, Alaska 99502

                                   ARTICLE TEN

        There are no non-resident aliens or corporations organized outside the United States who are affiliated with this corporation.

        IN WITNESS WHEREOF, I have executed these Articles of Incorporation in duplicate on this 24th day of June, 1981.

                                                   /s/ Patsy L. Tampke
                                                   -----------------------------
                                                   PATSY L. TAMPKE

STATE OF ALASKA                        )
                                         ss.
THIRD JUDICIAL DISTRICT                )

                PATSY L. TAMPKE, first being duly sworn upon oath, deposes and says that she has read the foregoing Articles of Incorporation, knows the contents thereof, and believes the same to be true and correct to the best of her knowledge and belief.

                                                   /s/ Patsy L. Tampke
                                                   -----------------------------
                                                   PATSY L. TAMPKE

                SUBSCRIBED AND SWORN to before me this 24th day of June, 1981.

                                         /s/ Linda L. Kingkade
                                         ---------------------------------------
                                         Notary Public in and for Alaska
                                         My Commission Expires: 2/5/84

                                  STATEMENT OF
                     STANDARD INDUSTRIAL CLASSIFICATION CODE

                                       of

                             MEDICAL DATA BANC, INC.


                The purpose or purposes of MEDICAL DATA BANC, INC. are best described by S.I.C. No. 8090, Health and Allied Services, nec.

                DATED this 24th day of June, 1981.



                                            /s/ Pasty L. Tampke
                                            ------------------------------------
                                            PATSY L. TAMPKE


                                       24